Exhibit 99.2

FOR IMMEDIATE RELEASE

Rice Energy Announces Drop Down of Water Services Business to Rice Midstream Partners

CANONSBURG, Pa. – November 5, 2015 /PRNewswire/ – Rice Energy Inc. (NYSE: RICE) (“Rice”) today announced that Rice Midstream Partners LP (NYSE: RMP) (“RMP” or the “Partnership”) has acquired the water services business of Rice’s wholly-owned subsidiary, Rice Midstream Holdings LLC (“Midstream Holdings”), for $200 million at closing plus a $25 million earn out to be paid upon achievement of certain increases in connected water sources. This acquisition includes Midstream Holdings’ Pennsylvania and Ohio fresh water distribution systems and related facilities, as well as the right to provide fresh water for well completion operations and to collect, recycle, or dispose of flowback and produced water for Rice in Washington and Greene Counties, Pennsylvania, and Belmont County, Ohio (the “Services Area”). In addition, RMP has been given the exclusive right to acquire and/or develop water treatment facilities in the Services Area. Finally, RMP priced a private placement of 13,409,961 common units for gross proceeds of $175 million and announced increased 2015 guidance.

Commenting on the announcement, Daniel J. Rice IV, Chief Executive Officer, said, “We are pleased to announce the closing of this transaction, which represents one of several potential monetization events that illuminates the value of our extensive midstream systems. Through this accretive drop down to RMP, we are able to continue funding midstream development, including our recently announced new midstream joint venture in Ohio.”

Water Services Business

RMP has acquired Midstream Holdings’ water services business for $200 million. The terms of the agreement include a one-time $25 million earn out payment by RMP, less any associated capital expenditures, if any, if Rice obtains an additional 5 MMgal/d of connected water sources in Ohio by December 31, 2017. The assets include Midstream Holdings’ Pennsylvania and Ohio fresh water distribution systems that provide access to 15.9 MMgal/d of fresh water from the Monongahela River, the Ohio River and other regional water sources in Pennsylvania and Ohio. The fresh water distribution systems include 123 miles of water pipeline, 143 million gallons of water impoundment capacity, as well as related pumping stations, take point facilities and measurement facilities.

Midstream Holdings received $200 million of proceeds, which was used to repay borrowings outstanding under its revolving credit facility, resulting in an undrawn credit facility with $300 million of availability. Subsequently, Midstream Holdings distributed $43 million to Rice to be used for general corporate purposes. Pro forma for the transaction and Rice’s $750 million redetermined borrowing base(1), excluding RMP and assuming no earn out, our liquidity position as of September 30, 2015 was $1.2 billion, consisting of $625 million available under our upstream credit facility, $300 million available under our retained midstream credit facility and $240 million of cash on hand.

(1)	$750 million undrawn credit facility, net of $125 million in letters of credit outstanding.

In connection with the Partnership’s water services business acquisition, Rice entered into amended and restated water services agreements with RMP. RMP has agreed to provide certain fluid handling services to Rice, including the right to provide fresh water for well completion operations in the Marcellus and Utica Shales and to collect, recycle or dispose of flowback and produced water for Rice within the Services Area. The initial term of the water services agreements is until December 22, 2029 and from month to month thereafter. Under the agreement and according to the tiered structure below, Rice will pay (i) a variable fee, based on volumes of water supplied, for freshwater deliveries by pipeline directly to the well site, subject to annual CPI adjustments and (ii) a produced water handling fee of actual out-of-pocket cost incurred plus a 2% margin.

Water Services Agreements Overview
Tiered Fresh Water Fee	Pennsylvania	Ohio
Volumes (MMGal/Well)
Tier I	<8.25	<12.5
Tier II	8.25 – 13.25	12.5 – 20
Thereafter	>13.25	>20
Fee ($/Gallon)
Tier I	$0.07	$0.08
Tier II	$0.03	$0.04
Thereafter	$0.01	$0.02

Expected Weighted Average Fee(1)	$0.06	$0.07

Produced Water Services Fee	2% of cost	2% of cost

(1)	Assumes fee of $0.06 per gallon in Pennsylvania and 11,000,000 gallons of water per well that utilize the fresh water delivery system based on a 7,000’ lateral. Assumes fee of $0.07 per gallon in Ohio and 16,900,000 gallons of water per well that utilize the fresh water delivery system based on a 9,000’ lateral.

The conflicts committee of the board of directors of RMP’s general partner, comprised entirely of independent directors, recommended approval of the terms of the transaction, which were subsequently approved by the board of directors of RMP’s general partner and the board of directors of Rice.

Simmons & Company International served as exclusive financial advisor to the conflicts committee and provided a fairness opinion for the drop-down transaction. Akin Gump Strauss Hauer & Feld LLP served as legal counsel to the conflicts committee. Vinson & Elkins L.L.P. served as legal counsel to Rice Energy.

For further details on this transaction, please visit www.ricemidstream.com to view a press release and presentation containing supplemental information.

RMP Private Placement

On November 4, 2015, the Partnership priced a private placement of 13,409,961 common units for gross proceeds of approximately $175 million. The closing of the private placement is expected to occur on November 10, 2015, subject to certain customary closing conditions.

The securities offered in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described above.

About Rice Energy

Rice Energy Inc. is an independent natural gas and oil company engaged in the acquisition, exploration and development of natural gas and oil properties in the Appalachian Basin. For more information, please visit our website at www.riceenergy.com.

Forward Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical facts included or incorporated herein that address activities, events or developments that we expect or anticipate will or may occur in the future may constitute forward-looking statements, including those related to the and concurrent private placement by the Partnership. Although we believe that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release, including, but not limited to: commodity price volatility; the availability of capital on an economic basis; drilling and other operating risks; legislative and regulatory changes adversely affecting the industry; and transportation capacity constraints and interruptions. Furthermore, the acquisition of the water services business by the Partnership, the concurrent private placement by the Partnership and related transactions may not be completed as described or at all. Information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our Forms 10-K, 10-Q and 8-K. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Contact:

Julie Danvers, Director of Investor Relations

(832) 708-3437

Julie.Danvers@RiceEnergy.com

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